                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 17, 2003


                               SKYLINE CORPORATION
                               -------------------
             (Exact name of registrant as specified in its charter)

            INDIANA                                            1-4714
            -------                                            ------
   (State of Incorporation)                           (Commission File Number)

                                   35-1038277
                                   ----------
                        (IRS Employee Identification No.)

               P. O. Box 743, 2520 By-Pass Road Elkhart, IN 46515
               --------------------------------------------------
                 (Address of principal executive offices) (Zip)

                                 (574) 294-6521
                                 --------------
              (Registrant's telephone number, including area code)

Item 5.      Other Events

     ELKHART, INDIANA --- DECEMBER 17, 2003

            SKYLINE REPORTS RESULTS FOR SECOND QUARTER AND FIRST HALF

                  Skyline Corporation's net earnings for the second quarter of its fiscal 2004 year were $2,068,000, an increase from the $1,951,000 of the second quarter of fiscal 2003. On a per share basis, net earnings for the quarter which ended November 30, 2003, were $0.25, an increase from the $0.23 of a year ago.

                  For the first half of fiscal 2004, net earnings were $4,105,000, an increase from the $3,773,000 of a year ago. Net earnings per share for the first half of fiscal 2004 were $0.49, an increase from the $0.45 of the first half of fiscal 2003.

                  Sales for Skyline's fiscal 2004 second quarter were $114,583,000, an increase from the $112,467,000 of the second quarter of fiscal 2003. For the first six months of fiscal 2004, sales were $224,262,000, a decrease from the $228,959,000 of fiscal 2003.

                  For Skyline's manufactured housing group, sales for the second quarter of fiscal 2004 were $84,919,000 compared to $78,599,000 for the second quarter of fiscal 2003. For the first six months of fiscal 2004, sales by the manufactured housing group were $163,466,000, an increase from the $159,706,000 recorded for the first six months of fiscal 2003.

                  For the recreational vehicle (RV) group, sales amounted to $29,664,000 for fiscal 2004's second quarter, a decrease from the $33,868,000 of the second quarter of fiscal 2003. For the first six months of fiscal 2004, sales by the RV group were $60,796,000, a decrease from the $69,253,000 of the same period a year ago.

                  As Skyline begins its third quarter, historically the slowest period in its fiscal year, the company continues to maintain its traditionally strong balance sheet with no long-term debt and a healthy position in cash and temporary cash investments. This financial strength should help the company meet the challenges ahead.

                  SKYLINE CORPORATION AND SUBSIDIARY COMPANIES
                       CONSOLIDATED STATEMENTS OF EARNINGS

(Dollars in thousands except per share)

                                            Three Months Ended                  Six Months Ended
                                               November 30,                        November 30,
                                               (Unaudited)                         (Unaudited)
                                       ---------------------------         --------------------------
                                          2003             2002               2003            2002
                                       ----------       ----------         ----------      ----------
Sales                                  $  114,583       $  112,467         $  224,262      $  228,959
                                       ----------       ----------         ----------      ----------
Earnings before income taxes                3,481            3,239              6,840           6,275
Provision for income taxes                  1,413            1,288              2,735           2,502
                                       ----------       ----------         ----------      ----------
Net earnings                           $    2,068       $    1,951         $    4,105      $    3,773
                                       ==========       ==========         ==========      ==========
Basic earnings per share               $      .25       $      .23         $      .49      $      .45
                                       ==========       ==========         ==========      ==========
Weighted average common shares          8,391,244        8,391,244          8,391,244       8,391,244
outstanding                            ==========       ==========         ==========      ==========


                  SKYLINE CORPORATION AND SUBSIDIARY COMPANIES
                           CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)
                                                               November 30, (Unaudited)
                                                               ------------------------
ASSETS                                                            2003           2002
                                                               ---------      ---------
Cash and temporary investments                                 $ 156,593      $ 152,474
Accounts receivable                                               24,086         24,021
Inventories                                                       10,039         10,115
Other current assets                                               9,051          8,258
                                                               ---------      ---------

    Total Current Assets                                         199,769        194,868

Property, Plant and Equipment, net                                38,029         40,467

Other Assets                                                       5,039          4,476
                                                               ---------      ---------

                                                               $ 242,837      $ 239,811

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable, trade                                        $   6,704      $   4,400
Accrued liabilities                                               32,000         32,049
Income taxes payable                                                   -            282
                                                               ---------      ---------

    Total Current Liabilities                                     38,704         36,731

Other Deferred Liabilities                                         4,664          4,095

Common stock                                                         312            312
Additional paid-in capital                                         4,928          4,928
Retained earnings                                                259,973        259,489
Treasury stock, at cost, 2,825,900 shares in 2003 and 2002       (65,744)       (65,744)
                                                               ---------      ---------

    Total Shareholders' Equity                                   199,469        198,985
                                                               ---------      ---------

                                                               $ 242,837      $ 239,811
                                                               =========      =========